EXHIBIT 99
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION
Contact:	Robert L.G. White President and CEO Breeze-Eastern Corporation Phone: 908/206-3700
BREEZE-EASTERN ANNOUNCES LEASE AGREEMENT FOR NEW CORPORATE OFFICE AND PLANT RELOCATION
Union, New Jersey, May 15, 2009 — Breeze-Eastern Corporation (NYSE Amex: BZC) today announced that it has entered into a lease agreement for the relocation of its corporate offices and manufacturing facility to an existing facility located in Whippany, New Jersey. The lease provides for a term of ten years, with two renewal terms of five years each, exercisable at the discretion of the Company. The relocation will require the build out, within the existing structure, of offices and manufacturing space.
Robert L. G. White, President and Chief Executive Officer of the Company, said, “We are very excited about the efficiencies that we expect to gain in our new space, which will be designed and outfitted to our specifications. When we made the decision to sell and lease back our existing facility some 18 months ago, it was with the idea that we would locate a facility that would better serve the needs of our growing and changing business. After a careful search, we have secured the right facility, which is located only eleven miles from our existing facility. The move is expected to be completed in the third quarter of fiscal 2010.”
Mr. White continued, “The relocation will require a cash outlay of approximately $5.0 million to build out the new facility, substantially all of which will be capitalized and which we expect to fund out of cash flow from operations. Aside from the actual cost of the physical move, we expect that additional costs related to occupancy of the new facility will be approximately $0.4 million in fiscal 2010. In addition, we plan to continue our debt reduction program with a targeted principal reduction of our debt in the area of $5.0 million to $6.0 million in fiscal 2010.”
700 Liberty Avenue • Union • New Jersey 07083
Tel. 908.686.4000 • Fax 908.686.7485 • www.breeze-eastern.com

Breeze-Eastern Corporation — May 15, 2009
Breeze-Eastern Announces Lease Agreement For New Corporate Office and Plant Relocation

Breeze-Eastern Corporation (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The Company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales of $76.0 million in the fiscal year ended March 31, 2008.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; interest rate trends; a decrease in the United States government defense spending, changes in spending allocation or the termination, postponement, or failure to fund one or more significant contracts by the United States government; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and Quarterly Report on Form 10-Q for the period ended December 28, 2008.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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